Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Pioneer Bancorp, Inc. of our report dated September 27, 2018 relating to the consolidated financial statements of Pioneer Savings Bank and Subsidiaries as of and for the years ending June 30, 2018 and 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Bonadio & Co., LLP
Syracuse, New York
March 8, 2019